UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.07Submission of Matters to a Vote of Security Holders.

Gold Resource Corporation (the “Company”) held its annual shareholders’ meeting on May 19, 2022.  At the annual meeting, the shareholders elected the five individuals nominated to be directors, held an advisory vote to approve the compensation of the named executive officers and ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

Election results for the nomination of directors are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Alex G. Morrison	25,325,224	964,279	23,436,689
Allen Palmiere	25,710,432	579,071	23,436,689
Lila Manassa Murphy	18,363,241	7,926,262	23,436,689
Joseph Driscoll	25,279,343	1,010,160	23,436,689
Ronald Little	25,810,127	479,376	23,436,689

Election results for the advisory proposal to approve executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
23,480,330	2,235,747	573,426	23,436,689

Election results for the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the year ending December 31, 2022 are as follows:

For	Against	Abstain	Broker Non-Votes
48,382,785	928,335	415,072	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: May 19, 2022	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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